Exhibit 21

NOVAMED SUBSIDIARIES

1. NovaMed Management of Kansas City, Inc., a Missouri corporation

2. NovaMed Blue Ridge, Inc., a Missouri corporation

3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5. NovaMed Management Services, LLC, a Delaware limited liability company

6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9. NovaMed of Louisville, Inc., a Kentucky corporation

10. Midwest Uncuts, Inc., an Iowa corporation

11. NovaMed Eyecare Research, Inc., a Delaware corporation

12. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

13. NMGK, Inc., an Illinois corporation

14. NMLO, Inc., a Kansas corporation

15. NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

16. Patient Education Concepts, Inc., a Delaware corporation

17. NMI, Inc., a Georgia corporation

18. NovaMed Acquisition Company, Inc., a Delaware corporation

19. NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company

20. NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company

21. NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company

22. NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company

23. NovaMed of Texas, Inc., a Delaware corporation

24. NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership

25. NovaMed Alliance, Inc., a Delaware corporation

26. NovaMed Surgery Center of St. Joseph, LLC, a Delaware limited liability company

27. NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company

28. NovaMed Surgery Center of Chicago – Northshore, LLC, a Delaware limited liability company

29. NovaMed Surgery Center of Columbus, LLC, a Delaware limited liability company

30. Blue Ridge Surgical Center, LLC, a Delaware limited liability company

31. NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company

32. NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company

33. NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company